Exhibit 99.1

Anworth Reports Second Quarter 2018 Financial Results

SANTA MONICA, Calif.--(BUSINESS WIRE)--August 2, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) today reported its financial results for the second quarter ended June 30, 2018.

Earnings

The following table summarizes the Company’s core earnings, GAAP net income to common stockholders, and comprehensive income for the three months ended June 30, 2018:

	Three Months Ended
	June 30, 2018
	(unaudited)
	Earnings	Per Weighted Share
	(in thousands)
Core earnings	$12,289	$0.13
GAAP net income to common stockholders	$12,636	$0.13
Comprehensive income	$533	$0.01

Core earnings is a non-GAAP financial measure, which is explained and reconciled to GAAP net income to common stockholders in the section entitled “Non-GAAP Financial Measures Related to Operating Results” near the end of this earnings release. Comprehensive income is shown on the consolidated statements of comprehensive income, which is included in this earnings release. Comprehensive income consists of the net income to all stockholders (including the amounts paid to preferred stockholders) and the change in other comprehensive income.

Portfolio

At June 30, 2018 and December 31, 2017, the composition of the Company’s portfolio at fair value was as follows (dollar amounts in thousands):

	June 30, 2018		December 31, 2017
	Dollar Amount	Percentage	Dollar Amount	Percentage
	(unaudited)
Agency MBS:
ARMS and hybrid ARMs	$1,840,218	30.8%	$2,136,543	33.1%
Fixed-rate Agency MBS	1,994,126	33.4%	2,142,254	33.3%
TBA Agency MBS	762,330	12.7%	756,701	11.7%
Total Agency MBS	$4,596,674	76.9%	$5,035,498	78.1%
Non-Agency MBS	779,995	13.1%	760,825	11.8%
Residential mortgage loans(1)	585,020	9.8%	639,351	9.9%
Residential real estate	13,987	0.2%	14,143	0.2%
Total Portfolio	$5,975,676	100.0%	$6,449,817	100.0%
Total Assets(2)	$6,079,377		$6,522,242
____________________
(1)	Residential mortgage loans owned by consolidated variable interest entities (“VIEs”) can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company.
(2)	Includes TBA Agency MBS.

Agency MBS

At June 30, 2018, the allocation of the Company’s agency mortgage-backed securities (“Agency MBS”) was approximately 39% adjustable-rate and hybrid adjustable-rate Agency MBS, 44% fixed-rate Agency MBS, and 17% fixed-rate TBA Agency MBS. At December 31, 2017, the allocation of the Company’s Agency MBS was approximately 42% adjustable-rate and hybrid adjustable-rate Agency MBS, 43% fixed-rate Agency MBS, and 15% fixed-rate TBA Agency MBS, both periods of which are detailed below (dollar amounts in thousands):

	June 30, 2018	December 31, 2017
	(unaudited)
Fair value of Agency MBS and TBA Agency MBS	$4,596,674	$5,035,498
Adjustable-rate Agency MBS coupon reset (less than 1 year)	23%	24%
Hybrid adjustable-rate Agency MBS coupon reset (1-2 years)	4	3
Hybrid adjustable-rate Agency MBS coupon reset (2-3 years)	3	4
Hybrid adjustable-rate Agency MBS coupon reset (3-4 years)	-	1
Hybrid adjustable-rate Agency MBS coupon reset (4-5 years)	6	3
Hybrid adjustable-rate Agency MBS coupon reset (5-7 years)	-	4
Hybrid adjustable-rate Agency MBS coupon reset (greater than 7 years)	3	3
Total adjustable-rate Agency MBS	39%	42%
15-year fixed-rate TBA Agency MBS	17	15
15-year fixed-rate Agency MBS	25	25
20-year and 30-year fixed-rate Agency MBS	19	18
Total fair value of Agency MBS and TBA Agency MBS	100%	100%

At June 30, 2018 and December 31, 2017, the summary statistics of the Company’s Agency MBS portfolio were as follows:

	June 30, 2018	December 31, 2017
	(unaudited)
Weighted Average Agency MBS Coupon:
Adjustable-rate Agency MBS	3.71%	3.45%
Hybrid adjustable-rate Agency MBS	2.46	2.44
15-year fixed-rate Agency MBS	2.91	2.79
15-year fixed-rate TBA Agency MBS	3.67	2.75
20-year and 30-year fixed-rate Agency MBS	3.81	3.53
Total Agency MBS:	3.26%	3.02%
Average Amortized Cost:
Adjustable-rate Agency MBS	102.80%	102.81%
Hybrid adjustable-rate Agency MBS	102.65	102.67
15-year fixed-rate Agency MBS	102.27	102.40
15-year fixed-rate TBA Agency MBS	101.39	101.06
20-year and 30-year fixed-rate Agency MBS	103.56	103.62
Total Agency MBS:	102.55%	102.56%
Average asset yield (weighted average coupon divided by average amortized cost)	3.18%	2.94%
Unamortized premium	$104.9 million	$117.5 million
Unamortized premium as a percentage of par value	2.55%	2.56%
Premium amortization expense on Agency MBS for the respective quarter	$6.3 million	$8.0 million

At June 30, 2018 and December 31, 2017, the constant prepayment rate (“CPR”) and weighted average term to next interest rate reset of our Agency MBS were as follows:

	June 30, 2018	December 31, 2017
	(unaudited)
Constant prepayment rate (CPR) of Agency MBS	16%	15%
Constant prepayment rate (CPR) of adjustable-rate and hybrid adjustable-rate Agency MBS	21%	18%
Weighted average term to next interest rate reset on Agency MBS	26 months	27 months

Non-Agency MBS

Our Non-Agency MBS were either issued before 2008 or were recently issued and are collateralized by currently non-performing residential mortgage loans that were originated before 2008. The following tables summarize the Company’s Non-Agency MBS at June 30, 2018 and December 31, 2017 (dollar amounts in thousands):

	June 30, 2018
	(unaudited)
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
Prime	$ 39,026	$ 37,697	$ 47,076	80.08%	5.07%	5.88%
Alt-A	544,950	520,465	696,716	74.70%	5.64%	5.32%
Subprime	19,972	18,924	20,821	90.89%	4.25%	5.74%
Non-performing	130,063	130,040	130,199	99.88%	5.20%	5.44%
Agency Risk Transfer	45,956	43,489	49,050	88.66%	4.16%	5.85%
Paydowns receivable	28	-	-	-	-	-
Total Non-Agency MBS	$ 779,995	$ 750,615	$ 943,862	79.53%	5.45%	5.41%

	December 31, 2017
				Weighted Average
Mortgage Loan Type	Fair Value	Amortized Cost	Contractual Principal	Amortized Cost	Coupon	Yield
Prime	$ 42,381	$ 41,378	$ 50,820	81.42%	4.75%	5.56%
Alt-A	569,979	544,948	714,396	76.28%	5.56%	5.41%
Subprime	20,998	19,610	21,654	90.56%	4.03%	5.39%
Non-performing	94,245	93,715	94,228	99.46%	5.20%	5.71%
Agency Risk Transfer	33,222	30,973	35,750	86.64%	4.14%	5.94%
Total Non-Agency MBS	$ 760,825	$ 730,624	$ 916,848	79.69%	5.39%	5.48%

Residential Mortgage Loans

The following table summarizes the Company’s residential mortgage loans held-for-investment at June 30, 2018 and December 31, 2017 (in thousands):

	June 30, 2018	December 31, 2017
	(unaudited)
Residential mortgage loans held-for-investment	$585,020	$639,351
Asset-backed securities issued by securitization trusts	575,653	629,984
Retained interest in loans held in securitization trusts	$9,367	$9,367

Residential Real Estate

At June 30, 2018 and December 31, 2017, Anworth Properties Inc. owned 88 single-family residential rental properties located in Southeastern Florida that were carried at a total cost, net of accumulated depreciation, of $14.0 million and $14.1 million, respectively.

MBS Portfolio Financing

	June 30, 2018
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
	(unaudited)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,475,000	$543,480	$4,018,480
Average interest rate	2.07%	3.35%	2.24%
Average maturity	39 days	14 days	35 days
Average interest rate after adjusting for interest rate swaps			1.97%
Average maturity after adjusting for interest rate swaps			1,122 days

	December 31, 2017
	Agency MBS	Non-Agency MBS	Total MBS
	(dollar amounts in thousands)
Repurchase Agreements:
Outstanding repurchase agreement balance	$3,845,000	$520,695	$4,365,695
Average interest rate	1.47%	2.87%	1.64%
Average maturity	33 days	14 days	31 days
Average interest rate after adjusting for interest rate swaps			1.77%
Average maturity after adjusting for interest rate swaps			674 days

Portfolio Leverage

At June 30, 2018, the Company’s leverage multiple was 5.92x. The leverage multiple is calculated by dividing the Company’s repurchase agreements outstanding by the aggregate of common stockholders’ equity plus preferred stock and junior subordinated notes. The Company’s effective leverage, which includes the effect of TBA dollar roll financing, was 7.04x at June 30, 2018. At December 31, 2017, the Company’s leverage multiple was 5.94x and the effective leverage was 6.97x.

Interest Rate Swaps

At June 30, 2018 and December 31, 2017, the Company’s interest rate swap agreements (“Swaps”) had the following notional amounts, weighted average fixed rates, and remaining terms (dollar amounts in thousands):

	June 30, 2018				December 31, 2017
Maturity	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years	Notional Amount	Weighted Average Fixed Rate	Remaining Term in Months	Remaining Term in Years
	(unaudited)
Less than 12 months	$250,000	1.55%	5	0.4	$410,000	0.96%	4	0.3
1 year to 2 years	766,000	1.62	16	1.4	725,000	1.60	19	1.6
2 years to 3 years	550,000	1.78	28	2.4	516,000	1.62	33	2.8
3 years to 4 years	300,000	1.87	39	3.3	350,000	1.90	43	3.6
4 years to 5 years	170,000	1.83	52	4.3	220,000	1.92	56	4.7
5 years to 7 years	485,000	2.32	73	6.1	260,000	1.98	74	6.2
7 years to 10 years	625,000	2.63	105	8.8	200,000	2.08	101	8.4
	$3,146,000	1.99%	48	4.0	$2,681,000	1.65%	37	3.1

Effective Net Interest Rate Spread

	June 30, 2018	December 31, 2017
	(unaudited)
Average asset yield, including TBA dollar roll income	3.31%	3.16%
Effective cost of funds	2.19	1.92
Effective net interest rate spread	1.12%	1.24%

Certain components of the effective net interest rate spread are non-GAAP financial measures, which are explained and reconciled to the nearest comparable GAAP financial measures in the section entitled “Non-GAAP Financial Measures Related to Operating Results” at the end of this earnings release.

Dividend

On June 15, 2018, the Company declared a quarterly common stock dividend of $0.14 per share for the second quarter ended June 30, 2018. Based upon the closing price of $4.97 on June 29, 2018, the annualized dividend yield on the Company’s common stock at June 30, 2018 was 11.3%.

Book Value per Common Share

At June 30, 2018, the Company’s book value was $5.33 per share of common stock, which was a decrease of $0.15 from the book value of $5.48 for the prior quarter.

The $0.14 quarterly dividend, less the decrease in book value of $0.15, resulted in a negative return on book value per common share of (0.18)% for the three months ended June 30, 2018.

Subsequent Events

Effective July 2, 2018, the conversion rate of our Series B Preferred Stock increased from 5.0453 shares of our common stock to 5.1021 shares of our common stock, based upon the common stock dividend of $0.14 that was declared on June 15, 2018.

From July 2, 2018 through August 2, 2018, no interest rate swaps matured and we added two new interest rate swaps with an aggregate notional amount of $50 million.

Conference Call

The Company will host a conference call on Friday, August 3, 2018 at 1:00 PM Eastern Time, 10:00 AM Pacific Time, to discuss its second quarter 2018 financial results. The dial-in number for the conference call is 877-504-2731 for U.S. callers (international callers should dial 412-902-6640 and Canadian callers should dial 855-669-9657). When dialing in, participants should ask to be connected to the Anworth Mortgage earnings call. Replays of the call will be available for a 7-day period commencing at 3:00 PM Eastern Time on August 3, 2018. The dial-in number for the replay is 877-344-7529 for U.S. callers (Canadian callers should dial 855-669-9658 and international callers should dial 412-317-0088) and the conference number is 10122821. The conference call will also be webcast live over the Internet, which can be accessed on the Company’s website at http://www.anworth.com through the corresponding link located at the top of the home page.

Investors interested in participating in the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRP Plan”) or receiving a copy of the DRP Plan’s prospectus may do so by contacting the Plan Administrator, American Stock Transfer & Trust Company, at 877-248-6410. For more information about the DRP Plan, interested investors may also visit the Plan Administrator’s website at http://www.amstock.com/investpower/new_dp.asp or the Company’s website at http://www.anworth.com.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC (our “Manager”), pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Agency MBS at fair value (including $3,691,061 and $4,073,852 pledged to counterparties at June 30, 2018 and December 31, 2017, respectively)	$3,834,344	$4,278,797
Non-Agency MBS at fair value (including $686,962 and $661,445 pledged to counterparties at June 30, 2018 and December 31, 2017, respectively)	779,995	760,825
Residential mortgage loans held-for-investment(1)	585,020	639,351
Residential real estate	13,987	14,143
Cash and cash equivalents	12,593	12,273
Restricted cash	—	11,157
Interest and dividends receivable	17,272	18,091
Derivative instruments at fair value	69,639	27,793
Prepaid expenses and other	6,100	3,111
Total Assets	$5,318,950	$5,765,541
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$21,881	$15,835
Repurchase agreements	4,018,480	4,365,695
Asset-backed securities issued by securitization trusts(1)	575,653	629,984
Junior subordinated notes	37,380	37,380
Derivative instruments at fair value	652	1,335
Dividends payable on preferred stock	2,292	2,272
Dividends payable on common stock	13,763	14,721
Accrued expenses and other	7,548	897
Total Liabilities	$4,677,649	$5,068,119
Series B Cumulative Convertible Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($19,494 and $19,494, respectively); 780 and 780 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively)	$19,455	$19,455
Stockholders’ Equity:
Series A Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($47,984 and $47,984, respectively); 1,919 and 1,919 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively)	$46,537	$46,537
Series C Cumulative Preferred Stock: par value $0.01 per share; liquidating preference $25.00 per share ($50,257 and $49,725, respectively); 2,010 and 1,989 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively)	48,944	48,420
Common Stock: par value $0.01 per share; authorized 200,000 shares, 98,304 shares issued and outstanding at June 30, 2018 and 98,137 shares issued and outstanding at December 31, 2017, respectively)	983	981
Additional paid-in capital	981,087	980,243
Accumulated other comprehensive income consisting of unrealized gains and losses	(19,460)	17,021
Accumulated deficit	(436,245)	(415,235)
Total Stockholders’ Equity	$621,846	$677,967
Total Liabilities and Stockholders’ Equity	$5,318,950	$5,765,541
____________________
(1)	The consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. At June 30, 2018 and December 31, 2017, total assets of the consolidated VIEs were $587 million and $641 million, respectively (including accrued interest receivable of $1.9 million and $2.1 million, respectively) (which is recorded above in the line item entitled “Interest and dividends receivable”), and total liabilities were $578 million and $632 million, respectively (including accrued interest payable of $1.9 million and $2.0 million, respectively) (which is recorded above in the line item entitled “Accrued interest payable”).

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest and other income:
Interest-Agency MBS	$24,814	$15,771	$48,871	$32,873
Interest-Non-Agency MBS	9,902	9,738	19,910	19,306
Interest-residential mortgage loans	5,955	7,060	12,194	14,411
Other interest income	44	31	72	58
	40,715	32,600	81,047	66,648
Interest expense:
Interest expense on repurchase agreements	22,028	11,421	41,122	21,832
Interest expense on asset-backed securities	5,797	6,892	11,867	13,966
Interest expense on junior subordinated notes	504	401	951	785
	28,329	18,714	53,940	36,583
Net interest income	12,386	13,886	27,107	30,065
Operating expenses:
Management fee to related party	(1,666)	(1,876)	(3,403)	(3,697)
Rental properties depreciation and expenses	(405)	(347)	(792)	(676)
General and administrative expenses	(1,324)	(968)	(2,434)	(2,122)
Total operating expenses	(3,395)	(3,191)	(6,629)	(6,495)
Other income (loss):
Income-rental properties	445	451	897	900
Realized gain (loss) on sales of available-for-sale MBS	-	176	(19,314)	108
Impairment charge on Non-Agency MBS	(1,757)	(905)	(1,757)	(1,637)
Unrealized (loss) gain on Agency MBS held as trading investments	(2,677)	4,101	(11,567)	4,222
Gain on sales of residential mortgage loans held-for-investment	-	-	-	378
Gain (loss) on derivatives, net	9,930	(4,422)	23,342	(2,044)
Recovery on Non-Agency MBS	1	1	1	1
Total other income (loss)	5,942	(598)	(8,398)	1,928
Net income	$14,933	$10,097	$12,080	$25,498
Dividends on preferred stock	(2,297)	(2,025)	(4,595)	(3,780)
Net income to common stockholders	$12,636	$8,072	$7,485	$21,718
Basic earnings per common share	$0.13	$0.08	$0.08	$0.23
Diluted earnings per common share	$0.13	$0.08	$0.08	$0.22
Basic weighted average number of shares outstanding	98,271	95,696	98,228	95,701
Diluted weighted average number of shares outstanding	102,205	100,590	102,132	100,567

ANWORTH MORTGAGE ASSET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$14,933	$10,097	$12,080	$25,498
Available-for-sale Agency MBS, fair value adjustment	(13,847)	(4,746)	(49,328)	(2,411)
Reclassification adjustment for (gain) loss on sales of Agency MBS included in net income	-	(176)	11,945	(108)
Available-for-sale Non-Agency MBS, fair value adjustment	(1,558)	8,819	(891)	18,333
Reclassification adjustment for loss on sales of Non-Agency MBS included in net income	-	-	42	-
Amortization of unrealized gains on interst rate swaps remaining in other comprehensive income swaps included in net income	1,023	450	1,963	990
Reclassification adjustment for interest expense on interest rate swaps included in net income	(18)	114	(212)	188
Other comprehensive (loss) income	(14,400)	4,461	(36,481)	16,992
Comprehensive income (loss)	$533	$14,558	$(24,401)	$42,490

Non-GAAP Financial Measures Related to Operating Results

In addition to the Company’s operating results presented in accordance with GAAP, the following tables include the following non-GAAP financial measures: core earnings (including per common share), total interest income, and average asset yield, including TBA dollar roll income, paydown expense on Agency MBS, and effective total interest expense and effective cost of funds. The first table below reconciles the Company’s “net income to common stockholders” for the three months ended June 30, 2018 to “core earnings” for the same period. Core earnings represents “net income to common stockholders” (which is the nearest comparable GAAP measure), adjusted for the items shown in the table below. The second table below reconciles the Company’s total interest and other income for the three months ended June 30, 2018 (which is the nearest comparable GAAP measure) to the total interest income and average asset yield, including TBA dollar roll income and paydown expense on Agency MBS, and shows the annualized amounts as a percentage of the Company’s average earning assets and also reconciles the Company’s total interest expense (which is the nearest comparable GAAP measure) to the effective total interest expense and effective cost of funds and shows the annualized amounts as a percentage of the Company’s average borrowings.

The Company’s management believes that:

  these non-GAAP financial measures are useful because they provide investors with greater transparency to the information that the Company uses in its financial and operational decision-making process;
  the inclusion of paydown expense on Agency MBS is more indicative of the current earnings potential of the Company’s investment portfolio, as it reflects the actual principal paydowns which occurred during the period. Paydown expense on Agency MBS is not dependent on future assumptions on prepayments or the cumulative effect from prior periods of any current changes to those assumptions, as is the case with the GAAP measure, “Premium amortization on MBS”;
  the adjustment for an impairment charge on Non-Agency MBS is more reflective of current core earnings, as this charge represents future loss expectations;
  the adjustment for depreciation expense on residential rental properties is a non-cash item and is added back by other companies to derive core earnings or funds from operations; and
  the presentation of these measures, when analyzed in conjunction with the Company’s GAAP operating results, allows investors to more effectively evaluate the Company’s performance to that of its peers, particularly those that have discontinued hedge accounting and those that have used similar portfolio and derivative strategies.

These non-GAAP financial measures should not be used as a substitute for the Company’s operating results for the three months ended June 30, 2018. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings

	Three Months Ended
	June 30, 2018
	Amount	Per Share
	(in thousands)
	(unaudited)
Net income to common stockholders	$12,636	$0.13
Adjustments to derive core earnings:
Unrealized loss on Agency MBS held as trading investments	2,677	$0.03
Impairment charge on Non-Agency MBS(1)	1,757	$0.02
Gain on interest rate swaps, net	(13,857)	$(0.14)
Loss on derivatives-TBA Agency MBS, net	3,927	$0.04
Amortization of other comprehensive income on de-designated interest rate swaps(2)	(19)	$-
Periodic net settlement on interest rate swaps after de-designation(3)	2,275	$0.02
Dollar roll income on TBA Agency MBS(4)	3,009	$0.03
Premium amortization on MBS	6,354	$0.07
Paydown expense(5)	(6,588)	$(0.07)
Depreciation expense on residential rental properties(6)	118	$-
Core earnings	$12,289	$0.13
Basic weighted average number of shares outstanding	98,271
____________________
(1)	Impairment charge on Non-Agency MBS represents the amount applied against current GAAP earnings when future loss expectations exceed previously existing loss expectations. When future loss expectations become less than previously existing loss expectations, the difference would be amortized into earnings over the life of the security.
(2)	This amount represents the amortization of the balance remaining in “accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting in August 2014 and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.
(3)	Net settlements on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Gain on interest rate swaps, net.”
(4)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain on derivatives, net” that is shown on the Company’s statements of operations.
(5)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.
(6)	Depreciation expense is added back in the core earnings calculation, as it is a non-cash item, and it is similarly added back in other companies’ calculation of core earnings or funds from operations.

Effective Net Interest Rate Spread

	Three Months Ended
	June 30, 2018
	(unaudited)
	Amount	Annualized Percentage
	(in thousands)
Average Asset Yield, Including TBA Dollar Roll Income:
Total interest income	$40,715	3.07%
Income-rental properties	445	0.03%
Dollar roll income on TBA Agency MBS(1)	3,009	0.23%
Premium amortization on MBS	6,354	0.48%
Paydown expense(2)	(6,588)	-0.50%
Total interest and other income and average asset yield, including TBA dollar roll income	$43,935	3.31%
Effective Cost of Funds:
Total interest expense	$28,329	2.38%
Periodic net settlement on interest rate Swaps after de-designation(3)	(2,275)	-0.19%
Amortization of other comprehensive income on de-designated Swaps(4)	19	-
Effective total interest expense and effective cost of funds	$26,073	2.19%
Effective net interest rate spread		1.12%
Average earning assets	$5,309,921
Average borrowings	$4,773,354
____________________
(1)	Dollar roll income on TBA Agency MBS is the income resulting from the price discount typically obtained by extending the settlement of TBA Agency MBS to a later date. This is a component of the “Gain on derivatives, net” that is shown on the Company’s statements of operations.
(2)	Paydown expense on Agency MBS represents the proportional expense of Agency MBS purchase premiums relative to the Agency MBS principal payments and prepayments which occurred during the three-month period.
(3)	Net settlements on interest rate swaps after de-designation include all subsequent net payments made or received on interest rate swaps which were de-designated as hedges in August 2014 and also on any new interest rate swaps entered into after that date. These amounts are recorded in “Gain on interest rate swaps, net.”
(4)	This amount represents the amortization of the balance remaining in “Accumulated other comprehensive income” as a result of the Company’s discontinuation of hedge accounting and is recorded in its statements of operations as a portion of interest expense in accordance with GAAP.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com